Exhibit 99.1

Finish Line Reports Fourth Quarter and Fiscal Year 2010 Results

Q4 same-store sales up 10% and Q4 EPS up 56% to $0.56 per share

INDIANAPOLIS, March 25, 2010 -- The Finish Line, Inc. (Nasdaq: FINL) today reported results for the fourth quarter and fiscal year 2010, representing the 13-week and 52-week periods ended February 27, 2010.

Fourth Quarter Results
Net sales increased 8.9% to $374.5 million in the fourth quarter compared to $344.1 million a year ago. Comparable store net sales increased 10.0% in the fourth quarter compared to a 2.3% comparable store net sales decline for the same period a year ago.

For the period, the company reported income from continuing operations of $30.8 million, or $0.56 per diluted share compared to $19.7 million or $0.36 per diluted share a year ago, a 55.6% earnings per share increase. Fiscal fourth quarter 2010 results included $2.6 million of pre-tax income associated with a change in the estimate for gift card forfeitures (which is included in net sales but not in the comparable store net sales), as well as a $6.8 million pre-tax, non-cash charge related to store asset impairments. Prior year fourth quarter results included a pre-tax, non-cash charge of $6.1 million for store asset impairments and pre-tax income of $2.1 million related to the terminated merger. Excluding these items, non-GAAP income from continuing operations for the current period was $33.3 million or $0.61 per diluted share compared to $22.1 million or $0.41 per diluted share for the same period a year ago, representing a 48.8% earnings per share increase. A reconciliation of these GAAP to non-GAAP financial measures is found in the tables at the end of this news release.

Consolidated merchandise inventories decreased 20.3% to $190.9 million as of February 27, 2010 compared to $239.4 million a year ago. Finish Line inventory declined 18.2% overall and 14.7% on a per-square-foot basis.

At year-end, the company had no interest-bearing debt and $234.5 million in cash and cash equivalents, up from $115.9 million at the end of the fourth quarter a year ago. The company repurchased 1.4 million shares of its outstanding common stock in the fourth quarter totaling $15.9 million.

Full Fiscal Year 2010 Results
For the 52 weeks ended February 27, 2010, net sales declined 1.9% to $1.17 billion compared to $1.19 billion last year. For the fiscal year, comparable store net sales decreased 0.5% compared to a 0.3% increase last year.

For fiscal 2010, the company reported income from continuing operations of $50.8 million or $0.92 per diluted share compared to income from continuing operations of $30.4 million or $0.55 per diluted share for the same period a year ago, a 67.3% earnings per share increase. Fiscal 2010 full year results included the $2.6 million of pre-tax income for gift card forfeitures, the $6.8 million pre-tax, non-cash store asset impairment charge and the previously announced third quarter one-time tax benefit of $6.5 million related to the terminated merger and related litigation. Prior year results included a pre-tax non-cash charge of $6.1 million for store asset impairments and pre-tax income of $2.0 million related to the terminated merger. Excluding these items, fiscal 2010 non-GAAP income from continuing operations for the current period was $46.8 million or $0.85 per diluted share compared to $32.9 million or $0.60 per diluted share for the same period a year ago, representing a 41.7% earnings per share increase.  A reconciliation of these GAAP to non-GAAP financial measures is found in the tables at the end of this news release.

“I’m proud of the excellent work our team did to achieve improved results in virtually all facets of our business,” said Finish Line Chief Executive Officer Glenn Lyon. “We successfully executed our strategy to drive increased sales and margin improvement while strategically managing inventory and controlling costs. We’re pleased that customers continue to respond to our premium positioning as well as our cross-channel strategy, which is always evolving to stay in-step with the lifestyles of our core customers. It is our view that shoppers will likely remain cautious, yet we are encouraged by our results and will stay on-strategy as we continue to focus on delivering value to our shareholders.”

March Sales Update
Comparable store net sales on a month-to-date basis for the period of February 28 through March 21 increased 15.5% compared to a 1.2% decline for the same period one year ago.

Q4/Full Year 2010 Conference Call Tomorrow, March 26
The company will host a conference call for investors Friday, March 26, 2010 at 8:30 a.m. Eastern. To participate in the conference call, dial (866) 923-8645, conference ID#61214460. To listen online, visit www.finishline.com . A replay of the conference call can be accessed approximately 30 minutes following the completion of the call at (706) 645-9291, conference ID#61214460. This recording will be made available through March 30.  In addition, the replay will be available on the Web at www.finishline.com.

Q1 FY 2011 Release/Conference Call Date June 24/25
The company expects to report first quarter results June 24 after market close followed by a conference call June 25 at approximately 8:30 a.m. Eastern.

Annual Meeting Date July 22
The company’s Board of Directors has established July 22 as the fiscal 2010 annual meeting date and May 21 as the record date for this meeting.

About Finish Line
The Finish Line, Inc. is a premium athletic footwear store and one of the nation's largest mall-based specialty retailers, offering a large selection of performance and everyday sport footwear, apparel and accessories for men, women and kids. The Finish Line, Inc. is publicly traded on the NASDAQ Global Select Market under the symbol FINL. The company operates 666 Finish Line stores in 47 states and offers online shopping at www.finishline.com.

Forward Looking Statements
The company has experienced, and expects to continue to experience, significant variability in net sales, net income (loss) and comparable store net sales from quarter to quarter. Therefore, the results of the periods presented herein are not necessarily indicative of the results to be expected for any other future period or year.

Certain statements contained in this press release regard matters that are not historical facts and are forward looking statements (as such term is defined in the rules promulgated pursuant to the Securities Act of 1933, as amended). Because such forward looking statements contain risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward looking statements.

Factors that could cause results of the company to differ materially include, but are not limited to: changing consumer preferences; the company's inability to successfully market its footwear, apparel, accessories and other merchandise; price, product and other competition from other retailers (including internet and direct manufacturer sales); the unavailability of products; the inability to locate and obtain favorable lease terms for the company's stores; the loss of key employees; the effect of economic conditions, depressed demand in the housing market and unemployment rates; management of growth, the outcome of litigation, and the other risks detailed in the company's Securities and Exchange Commission filings.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to release publicly the results of any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

	The Finish Line, Inc. Consolidated Statements of Operations (In thousands, except per share and store data)

	Thirteen	Thirteen	Fifty-Two	Fifty-Two
	Weeks Ended	Weeks Ended	Weeks Ended	Weeks Ended
	February 27, 2010	February 28, 2009	February 27, 2010	February 28, 2009
	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$374,530	$344,067	$1,172,415	$1,194,657
Cost of sales (including occupancy costs)	238,326	229,855	793,556	828,139
Gross profit	136,204	114,212	378,859	366,518

Selling, general and administrative expenses	78,559	77,778	297,323	312,011
Store closing costs	560	242	2,707	492
Terminated merger-related income, net	-	(2,075)	-	(1,969)
Impairment charges	6,771	6,118	6,771	6,118
Operating income	50,314	32,149	72,058	49,866

Interest income, net	45	127	322	814
Income from continuing operations before income taxes	50,359	32,276	72,380	50,680

Income tax expense	19,564	12,624	21,547	20,278
Income from continuing operations	30,795	19,652	50,833	30,402

Loss from discontinued operations, net of income taxes	(234)	(21,013)	(15,161)	(26,644)
Net income (loss)	$30,561	$(1,361)	$35,672	$3,758

Income (loss) per diluted share:
Income from continuing operations	$0.56	$0.36	$0.92	$0.55
Loss from discontinued operations	(0.01)	(0.39)	(0.28)	(0.48)
Net income (loss)	$0.55	$(0.03)	$0.64	$0.07

Diluted weighted average shares outstanding	54,541	54,125	54,597	54,108

Dividends declared per share	$0.04	$0.03	$0.13	$0.09

Store activity for the period (Finish Line only):
Beginning of period	681	699	689	697
Opened	-	-	5	9
Closed	(15)	(10)	(28)	(17)
End of period	666	689	666	689
Square feet at end of period			3,590,780	3,746,413
Average square feet per store			5,392	5,437

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	February 27, 2010	February 28, 2009	February 27, 2010	February 28, 2009

Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (including occupancy costs)	63.6	66.8	67.7	69.3
Gross profit	36.4	33.2	32.3	30.7

Selling, general and administrative expenses	21.0	22.6	25.4	26.1
Store closing costs	0.2	0.1	0.2	0.1
Terminated merger-related income, net	-	(0.6)	-	(0.2)
Impairment charges	1.8	1.8	0.6	0.5
Operating income	13.4	9.3	6.1	4.2

Interest income, net	-	-	-	-
Income from continuing operations before income taxes	13.4	9.3	6.1	4.2

Income tax expense	5.2	3.6	1.8	1.7
Income from continuing operations	8.2	5.7	4.3	2.5

Loss from discontinued operations, net of income taxes	-	(6.1)	(1.3)	(2.2)
Net income (loss)	8.2%	(0.4)%	3.0%	0.3%

	Condensed Consolidated Balance Sheet
	February 27, 2010	February 28, 2009
	(Unaudited)
ASSETS
Cash and cash equivalents	$234,508	$115,875
Merchandise inventories, net	190,894	239,409
Other current assets	18,205	31,791
Property and equipment, net	135,943	173,119
Other assets	30,718	38,539
Total assets	$610,268	$598,733

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$114,943	$107,838
Deferred credits from landlords	40,006	51,939
Other long-term liabilities	13,169	14,562
Shareholders' equity	442,150	424,394
Total liabilities and shareholders' equity	$610,268	$598,733

SEC REGULATION G
	The Finish Line, Inc. Consolidated Statements of Operations (Unaudited) Periods Ended February 27, 2010 and February 28, 2009 (In thousands, except per share data)

	Fourth Quarter Fiscal 2010			Fourth Quarter Fiscal 2009
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Net sales (1)	$374,530	$(2,622)	$371,908	$344,067	$-	$344,067
Cost of sales (including occupancy costs)	238,326	-	238,326	229,855	-	229,855
Gross profit	136,204	(2,622)	133,582	114,212	-	114,212

Selling, general and administrative expenses	78,559	-	78,559	77,778	-	77,778
Store closing costs	560	-	560	242	-	242
Terminated merger-related income, net (2)	-	-	-	(2,075)	2,075	-
Impairment charges (3)	6,771	(6,771)	-	6,118	(6,118)	-
Operating income	50,314	4,149	54,463	32,149	4,043	36,192

Interest income, net	45	-	45	127	-	127
Income from continuing operations before income taxes	50,359	4,149	54,508	32,276	4,043	36,319

Income tax expense (4)	19,564	1,635	21,199	12,624	1,571	14,195
Income from continuing operations	30,795	2,514	33,309	19,652	2,472	22,124

Loss from discontinued operations, net of income taxes	(234)	-	(234)	(21,013)	-	(21,013)
Net income (loss)	$30,561	$2,514	$33,075	$(1,361)	$2,472	$1,111

Income (loss) per diluted share:
Income from continuing operations	$0.56	$0.05	$0.61	$0.36	$0.05	$0.41
Loss from discontinued operations	(0.01)	0.00	(0.01)	(0.39)	0.00	(0.39)
Net income (loss)	$0.55	$0.05	$0.60	$(0.03)	$0.05	$0.02

Diluted weighted average shares outstanding	54,541	-	54,541	54,125	-	54,125

	Fourth Quarter Fiscal 2010			Fourth Quarter Fiscal 2009
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Net sales (1)	100.0%	-%	100.0%	100.0%	-%	100.0%
Cost of sales (including occupancy costs) (5)	63.6	0.5	64.1	66.8	-	66.8
Gross profit	36.4	(0.5)	35.9	33.2	-	33.2

Selling, general and administrative expenses (5)	21.0	0.1	21.1	22.6	-	22.6
Store closing costs	0.2	-	0.2	0.1	-	0.1
Terminated merger-related income, net (2)	-	-	-	(0.6)	0.6	-
Impairment charges (3)	1.8	(1.8)	-	1.8	(1.8)	-
Operating income	13.4	1.2	14.6	9.3	1.2	10.5

Interest income, net	-	-	-	-	-	-
Income from continuing operations before income taxes	13.4	1.2	14.6	9.3	1.2	10.5

Income tax expense (4)	5.2	0.4	5.6	3.6	0.5	4.1
Income from continuing operations	8.2	0.8	9.0	5.7	0.7	6.4

Loss from discontinued operations, net of income taxes	-	-	-	(6.1)	-	(6.1)
Net income (loss)	8.2%	0.8%	9.0%	(0.4)%	0.7%	0.3%

Footnotes to explain adjustments

(1)	Fiscal 2010 amount relates to a change in estimate for gift card forfeitures. This amount was not included in comparable store net sales.
(2)	Fiscal 2009 amount relates to the final resolution of transaction expenses associated with the terminated merger.
(3)	Fiscal 2010 and 2009 amounts reflect charges to write down long-lived assets of the Company.
(4)	Fiscal 2010 and 2009 amounts reflect the income tax effect of the pre-tax adjustments noted above.
(5)	Due to the adjustment of net sales in Fiscal 2010 the percentages of these items changed as a percentage of the adjusted net sales.

	The Finish Line, Inc. Consolidated Statements of Operations (Unaudited) Periods Ended February 27, 2010 and February 28, 2009 (In thousands, except per share data)

	Fiscal 2010			Fiscal 2009
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Net sales (1)	$1,172,415	$(2,622)	$1,169,793	$1,194,657	$-	$1,194,657
Cost of sales (including occupancy costs)	793,556	-	793,556	828,139	-	828,139
Gross profit	378,859	(2,622)	376,237	366,518	-	366,518

Selling, general and administrative expenses	297,323	-	297,323	312,011	-	312,011
Store closing costs	2,707	-	2,707	492	-	492
Terminated merger-related income, net (2)	-	-	-	(1,969)	1,969	-
Impairment charges (3)	6,771	(6,771)	-	6,118	(6,118)	-
Operating income	72,058	4,149	76,207	49,866	4,149	54,015

Interest income, net	322	-	322	814	-	814
Income from continuing operations before income taxes	72,380	4,149	76,529	50,680	4,149	54,829

Income tax expense (4)	21,547	8,150	29,697	20,278	1,613	21,891
Income from continuing operations	50,833	(4,001)	46,832	30,402	2,536	32,938

Loss from discontinued operations, net of income taxes	(15,161)	-	(15,161)	(26,644)	-	(26,644)
Net income (loss)	$35,672	$(4,001)	$31,671	$3,758	$2,536	$6,294

Income (loss) per diluted share:
Income from continuing operations	$0.92	$(0.07)	$0.85	$0.55	$0.05	$0.60
Loss from discontinued operations	(0.28)	0.00	(0.28)	(0.48)	0.00	(0.48)
Net income (loss)	$0.64	$(0.07)	$0.57	$0.07	$0.05	$0.12

Diluted weighted average shares outstanding	54,597	-	54,597	54,108	-	54,108

	Fiscal 2010			Fiscal 2009
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP

Net sales (1)	100.0%	-%	100.0%	100.0%	-%	100.0%
Cost of sales (including occupancy costs) (5)	67.7	0.1	67.8	69.3	-	69.3
Gross profit	32.3	(0.1)	32.2	30.7	-	30.7

Selling, general and administrative expenses (5)	25.4	0.1	25.5	26.1	-	26.1
Store closing costs	0.2	-	0.2	0.1	-	0.1
Terminated merger-related income, net (2)	-	-	-	(0.2)	0.2	-
Impairment charges (3)	0.6	(0.6)	-	0.5	(0.5)	-
Operating income	6.1	0.4	6.5	4.2	0.3	4.5

Interest income, net	-	-	-	-	-	-
Income from continuing operations before income taxes	6.1	0.4	6.5	4.2	0.3	4.5

Income tax expense (4)	1.8	0.8	2.6	1.7	0.1	1.8
Income from continuing operations	4.3	(0.4)	3.9	2.5	0.2	2.7

Loss from discontinued operations, net of income taxes (5)	(1.3)	0.1	(1.2)	(2.2)	-	(2.2)
Net income (loss)	3.0%	(0.3)%	2.7%	0.3%	0.2%	0.5%

Footnotes to explain adjustments

(1)	Fiscal 2010 amount relates to a change in estimate for gift card forfeitures. This amount was not included in comparable store net sales.
(2)	Fiscal 2009 amount relates to the final resolution of transaction expenses associated with the terminated merger.
(3)	Fiscal 2010 and 2009 amounts reflect charges to write down long-lived assets of the Company.
(4)	Fiscal 2010 and 2009 amounts reflect the income tax effect of the pre-tax adjustments noted above.
Fiscal 2010 amount also includes the one time tax benefit associated with the terminated merger.
(5)	Due to the adjustment of net sales in Fiscal 2010 the percentages of these items changed as a percentage of the adjusted net sales.

CONTACTS:

Investor Relations Contact:
Edward W. Wilhelm (317) 899-1022 ext. 6914
Executive Vice President - Chief Financial Officer

Media Requests Contact:
Anne Roman (419) 724-9900 ext. 245
On behalf of The Finish Line, Inc.